SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: September 8, 2010
(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-29174

Canton of Vaud, Switzerland (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

Logitech International S.A. Apples, Switzerland c/o Logitech Inc. 6505 Kaiser Drive Fremont, California 94555 (Address of principal executive offices and zip code)

(510) 795-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our Annual General Meeting of Shareholders on September 8, 2010. At the meeting, our shareholders voted on the following proposals and cast their votes as follows:

Proposal 1: Approval of the Annual Report, the Compensation Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2010

For	Against	Abstain	Broker Non-Votes
73,062,637	170,040	140,846	0
99.77%	0.23%	N/A	N/A

Proposal 2: Advisory vote on compensation philosophy, policies and practices

For	Against	Abstain	Broker Non-Votes
65,751,581	6,546,074	1,076,043	0
90.95%	9.05%	N/A	N/A

Proposal 3: Appropriation of retained earnings without payment of a dividend

For	Against	Abstain	Broker Non-Votes
67,157,283	5,831,514	384,901	0
92.01%	7.99%	N/A	N/A

Proposal 4: Amendment to the articles of incorporation to implement the Swiss Book Entry Securities Act

For	Against	Abstain	Broker Non-Votes
73,198,954	65,945	108,424	0
99.76%	0.09%	0.15%	N/A

Proposal 5: Release of the Board of Directors and Executive Officers for activities during fiscal year 2010

For	Against	Abstain	Broker Non-Votes
60,907,809	920,535	336,821	0
98.51%	1.49%	N/A	N/A

Proposal 6.1: Re-election of Mr. Daniel Borel

For	Against	Abstain	Broker Non-Votes
61,421,149	478,318	198,445	11,273,481
99.23%	0.77%	N/A	N/A

Proposal 6.2: Re-election of Ms. Sally Davis

For	Against	Abstain	Broker Non-Votes
61,542,482	331,950	211,071	11,285,930
99.46%	0.54%	N/A	N/A

Proposal 6.3: Re-election of Mr. Guerrino De Luca

For	Against	Abstain	Broker Non-Votes
61,263,227	651,227	175,045	11,281,934
98.95%	1.05%	N/A	N/A

Proposal 6.4: Election of Mr. Neil Hunt

For	Against	Abstain	Broker Non-Votes
61,363,397	439,799	277,784	11,290,453
99.29%	0.71%	N/A	N/A

Proposal 6.5:  Re-election of Ms. Monika Ribar

For	Against	Abstain	Broker Non-Votes
61,272,270	593,670	222,710	11,282,743
99.04%	0.96%	N/A	N/A

Proposal 7: Re-election of PricewaterhouseCoopers SA as auditors

For	Against	Abstain	Non-Votes
72,944,206	311,687	115,540	0
99.57%	0.43%	N/A	N/A

Under Swiss law abstentions are not counted towards the calculation of the majority required for passage of the proposals, other than in respect of Proposal 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LOGITECH INTERNATIONAL S.A.

/s/ Catherine Valentine
Catherine Valentine General Counsel, Vice President, Legal and Secretary

September 13, 2010